FIRST AMENDMENT TO CREDIT AND SECURITY AGREEMENT

This First Amendment to Credit and Security Agreement (this “Amendment”) is made effective as of the 29 of March, 2013, by and among COLE TAYLOR BANK, an Illinois banking corporation (“Lender”), MENDOCINO BREWING COMPANY, INC., a California corporation (“MBC”), and RELETA BREWING COMPANY LLC, a Delaware limited liability company (“RBC”; RBC and MBC are also collectively referred to a “Borrowers” and, individually, as a “Borrower”).

PRELIMINARY STATEMENTS

A.        This Amendment amends that certain Credit and Security Agreement by and between Borrowers and Lender dated as of June 23, 2011 (as amended, restated, or otherwise modified from time to time, the “Credit Agreement”).

B.        Borrowers have requested that Lender agree to amend the Credit Agreement, and Lender has agreed to amend the Credit Agreement on the terms and conditions set forth below.

C.        Borrowers have also requested that to the extent Borrowers failed to comply with the Fixed Charge Coverage ratio required under Section 12.02 of the Credit Agreement with respect to the twelve month periods ending September 30, 2012, October 31, 2012, November 30, 2012 and December 31, 2012, (the “FCCR Breach”), that Lender waives such breach.

NOW THEREFORE, in consideration of the foregoing and such other consideration as the parties mutually agree, the parties hereto agree as follows:

1.        Preliminary Statements. The preliminary statements set forth above are accurate, represent the intent of the parties hereto and are incorporated herein by reference. Unless otherwise defined in this Amendment, capitalized terms used herein will have the same meaning in this Amendment as set forth in the Credit Agreement.

2.        Credit Agreement Modifications.

The definition of “Fixed Charge Coverage” in Section 1.01 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

“‘Fixed Charge Coverage’ means, as of any date of determination, the ratio of: (a) the sum for such period of (without duplication): (i) EBITDA; minus (ii) Capital Expenditures not financed hereunder by a Machinery & Equipment Term Loan, a Real Estate Term Loan or a Capital Expenditure Term Loan from Lender or otherwise financed by money borrowed from a third party; minus (iii) all payments in cash for taxes made by Borrowers and their Subsidiaries; minus (iv) cash dividends paid or accrued and cash withdrawals paid or accrued to Owners or other Affiliates by Borrowers and their Subsidiaries, to (b) Fixed Charges for such period; provided, (1) that for purposes of determining the Fixed Charge Coverage ratio, Capital Expenditures considered not financed because the Capital Expenditures were financed by the proceeds of one or more Revolving Loans hereunder will be excluded from such determination only up to the aggregate amount set forth opposite the corresponding dates set forth below and (2) only if on the date of such determination (x) no Default or Event of Default exists or is continuing, (x) Borrowers have Excess Availability of at least $500,000 and (z) all accounts payable are within industry terms and current as reasonably determined by Lender.

With respect to clause (1) above, to the extent the Capital Expenditures within the scope of clause (1) exceed the amount set forth below on the applicable date, such excess will be included in determining the Fixed Charge Coverage ratio.

Date	Aggregate Amount of Excluded Unfinanced Capital Expenditures

January 1, 2012 through January 31, 2013	$1,056,000

February 1, 2013 through December 31, 2013	$240,000”

3.        Waiver of FCCR Breach. Lender waives the FCCR Breach. This is a one-time waiver, applies only to the FCCR Breach and does not apply to any other measurement period or any other term of the Loan Documents. Lender and Borrowers hereby affirm and agree that no Event of Default has occurred as a result of the FCCR Breach.

4.        Conditions Precedent to Effectiveness of this Amendment. The following are conditions precedent to the effectiveness of this Amendment, notwithstanding anything contained herein to the contrary:

(a)        Lender shall have received a fully executed copy of this Amendment in form and substance satisfactory to Lender;

(b)        Borrowers shall have paid to Lender a $2,000 amendment fee. At Lender’s option, such fee may be charged by Lender as a Revolving Loan; and

(c)        Lender shall have received payment by Borrowers to Lender of all other amounts owed to Lender in connection with this Amendment.

5.        Expenses. Immediately upon request, Borrowers shall pay all reasonable expenses and costs of Lender (including, without limitation, the reasonable attorney fees of counsel for Lender and reasonable expenses of counsel for Lender) in connection with the preparation, negotiation, execution and approval of this Amendment and any and all other documents, instruments and things contemplated hereby, whether or not such transactions are consummated, together with all other reasonable expenses and costs incurred by Lender chargeable to Borrowers pursuant to the terms of the Credit Agreement which are unpaid at such time.

6.        Ratification; Estoppel; Reaffirmation.

(a)        Each Borrower reaffirms the Credit Agreement and other Loan Documents, and ratifies the Credit Agreement and the other Loan Documents, as amended, modified, and supplemented.

(b)        Except for the exceptions set forth on the Disclosure Schedule attached hereto as Exhibit A. which exceptions shall be deemed to be part of the representations and warranties made hereunder, each Borrower reaffirms to Lender each of the representations, warranties, covenants and agreements set forth in Sections 9 through 12 of the Credit Agreement and the other Loan Documents with the same force and effect as if each were separately stated herein and made as of the date hereof to Lender.

(c)        Each Borrower further represents and warrants that, as of the date hereof, there are no counterclaims, defenses or offsets of any nature whatsoever to the Loans or any of the Loan Documents and that, as of the date hereof, no Event of Default has occurred or exists under any of the Loan Documents.

(d)        Each Borrower ratifies, affirms and agrees that the Credit Agreement and other Loan Documents, as amended, modified, and supplemented hereby by this Amendment, represent the valid, enforceable and collectible obligations of Borrower.

7.        Release. Each Borrower does hereby release, remise, acquit and forever discharge Lender and Lender’s employees, agents, representatives, consultants, attorneys, fiduciaries, servants, officers, directors, partners, predecessors, successors and assigns, subsidiary corporations, parent corporation, and related corporate divisions (all of the foregoing hereinafter called the “Released Parties”), from any and all action and causes of action, judgments, executions, suits, debts, claims, demands, liabilities, obligations, damages and expenses of any and every character, known or unknown, direct and/or indirect, at law or in equity, of whatsoever kind or nature, whether heretofore or hereafter arising, for or because of any matter or things done, omitted or suffered to be done by any of the Released Parties prior to and including the date of execution hereof, and in any way directly or indirectly arising out of or in any way connected to this Amendment, the Credit Agreement and the other Loan Documents (all of the foregoing hereinafter called the “Released Matters”). Each Borrower acknowledges that the agreements in this paragraph are intended to be in full satisfaction of all or any alleged injuries or damages arising in connection with the Released Matters. Each Borrower represents and warrants to Lender that it has not purported to transfer, assign or otherwise convey any right, title or interest of such Borrower in any Released Matter to any other Person and that the foregoing constitutes a full and complete release of all Released Matters.

EACH BORROWER INTENDS THE ABOVE RELEASE TO COVER, ENCOMPASS, RELEASE, AND EXTINGUISH, INTER ALIA, ALL CLAIMS, DEMANDS, AND CAUSES OF ACTION THAT MIGHT OTHERWISE BE RESERVED BY THE CALIFORNIA CIVIL CODE SECTION 1542, (OR ITS EQUIVALENT UNDER ILLINOIS LAW) WHICH PROVIDES AS FOLLOWS:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.”

EACH BORROWER ACKNOWLEDGES THAT IT MAY HEREAFTER DISCOVER FACTS DIFFERENT FROM OR IN ADDITION TO THOSE NOW KNOWN OR BELIEVED TO BE TRUE WITH RESPECT TO SUCH CLAIMS, DEMANDS, OR CAUSES OF ACTION, AND AGREES THAT THIS AMENDMENT AND THE ABOVE RELEASE ARE AND WILL REMAIN EFFECTIVE IN ALL RESPECTS NOTWITHSTANDING ANY SUCH DIFFERENCES OR ADDITIONAL FACTS

8.        No Cancellation. This Amendment evidences the same indebtedness as evidenced by the Credit Agreement and other Loan Documents (as modified hereby). This Amendment is secured by the Collateral as provided in the Credit Agreement including all amendments and modifications thereto.

This Amendment is an extension, modification and amendment of the prior documents and the execution hereof does not evidence a cancellation of the indebtedness evidenced by the prior documents.

9.        Miscellaneous.

(a)        No inference in favor of, or against, any party will be drawn from the fact that such party has drafted any portion of this Amendment, the Credit Agreement, or any other Loan Document, as each may be amended.

(b)        This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which, when so executed and delivered, shall be deemed an original, but all of which counterparts together shall constitute but one agreement. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or in electronic (i.e., “pdf’ or “tif) format shall be effective as delivery of a manually executed counterpart of this Amendment. Any party who chooses to deliver its signature in such manner agrees to provide promptly to the other parties a copy of this Amendment with its inked signature, but the party’s failure to deliver a copy of this Amendment with its inked signature shall not affect the validity, enforceability and binding effect of this Amendment.

(c)        This Amendment shall be governed and controlled by the internal laws of the State of Illinois as to interpretation, enforcement, validity, construction, effect, and in all other respects.

(d)        This Amendment will be binding upon and will inure to the benefit of the parties hereto and to their respective successors and assigns.

(e)        Sections 16.03 and 16.09 of the Credit Agreement are specifically incorporated herein as though set forth in full.

(f)        This Amendment is a Loan Document.

[signature page to follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above.

LENDER

COLE TAYLOR BANK,

an Illinois banking corporation

By:	/s/ Martha Gaskin
Name:	Martha Gaskin
Title:	Senior Vice President

BORROWERS

MENDOCINO BREWING COMPANY, INC.,

a California corporation

By:	/s/ Mahadevan Narayanan
Name:	Mahadevan Narayanan
Title:	Chief Financial Officer

RELETA BREWING COMPANY LLC,

a Delaware limited liability company

By:	MENDOCINO BREWING COMPANY,
a California corporation,
its sole member

By:	/s/ Mahadevan Narayanan
Name:	Mahadevan Narayanan
Title:	Chief Financial Officer